UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        July 19, 2006
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                          AURORA OIL & GAS CORPORATION
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             (Exact name of registrant as specified in its charter)

           UTAH                       0-25170                    87-0306609
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI              49684
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    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:       (231) 941-0073
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         (Former name or former address, if changed since last report.)


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      Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

      On January 31, 2006, Aurora Antrim North, L.L.C. ("North"), a wholly owned borrowing subsidiary of our subsidiary, Aurora Energy, Ltd., entered into a line of credit facility with BNP Paribas ("BNP"). As reflected in our Form 8-K filing on February 6, 2006, the initial credit availability on this facility was $40 million.

      On July 14, 2006, the Credit Agreement between BNP and North was amended in two respects. The credit availability was increased to $50 million. In addition, the trailing 12-month interest coverage ratio covenant was amended to defer the testing until the fourth quarter of 2006, and to provide for a reduced ratio for that quarter. The latter amendment was intended to correct a previous error in the covenant, which failed to account for the fact that the O.I.L. acquisition in the first quarter of 2006 would not have a full trailing 12 months of cash flow included in our financial statements until the first quarter of 2007. This amendment supersedes the waiver described in our first quarter ending March 31, 2006, Form 10-QSB filing.

      Pursuant to the Credit Agreement, we are required to hedge a certain portion of our forecasted production. Thus, as noted in our Form 10-QSB for the first quarter ending March 31, 2006, we entered into a financial swap contract with BNP for 5,000 MMBTU of natural gas per day for the period from April 1, 2006 through March 31, 2007, at a fixed price of $8.59 per MMBTU. As a condition to the amendment, we entered into another financial swap contract with BNP on July 14, 2006 for 5,000 MMBTU of natural gas per day for the period from April 1, 2007 through December 31, 2008, at a fixed price of $9.00 per MMBTU. The purpose of these financial swap contracts is to provide a measure of stability to the Company's cash flows in meeting our financial obligations while operating in a volatile gas market environment.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1939, the Registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 19, 2006.

                                            AURORA OIL & GAS CORPORATION


Date:  July 19, 2006                        /s/ William W. Deneau
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                                            By:  William W. Deneau
                                            Its: President